SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of April 23, 2018 (the “Amendment Effective Date”), by and between Scott Levin (the “Employee”) and FTD Companies, Inc., a Delaware corporation (the “Company”).
WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated as of July 28, 2014, as amended by that certain First Amendment to Employment Agreement dated as of December 12, 2016 (as amended, the “Agreement”); and
WHEREAS, the parties desire to amend the Agreement in the manner reflected herein.
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the parties, intending to be legally bound, hereby agree as follows:

1.	Section 4 of the Agreement is hereby amended by adding the following as Section 4(e):

“(e)    Notwithstanding anything in this Agreement to the contrary, the vesting acceleration provisions of this Agreement (including, without limitation, the vesting acceleration provisions of Section 4 and Section 7) shall not apply to the award of any performance-based stock units (“PSUs”), and in the event of a conflict between the vesting acceleration provisions of the award agreement related to any such PSUs (“PSU Vesting Provisions”) and the vesting provisions contained in this Agreement, the PSU Vesting Provisions will prevail.”

2.	Section 9 of the Agreement is hereby amended by adding the following paragraph to the end of such section:

“Notwithstanding anything in this Agreement (or any ancillary agreement) to the contrary, nothing in this Agreement (or any ancillary agreement) prevents Employee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity Employee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended.”

3.	Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

4.
Except to the extent amended hereby, all terms, provisions and conditions of the Agreement are hereby ratified and shall continue in full force and effect and the Agreement shall remain enforceable and binding in accordance with its terms.

5.
This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof. The parties consent to jurisdiction and venue in any federal or state court of competent jurisdiction located in the City of Chicago.

6.
This Amendment may be executed in one or more counterparts (including by means of facsimile signature pages), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

FTD COMPANIES, INC. By: /s/ John C. Walden Name: John C. Walden Title: President and Chief Executive Officer	SCOTT LEVIN /s/ Scott Levin

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